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                                                                  EXHIBIT 10.20
                                FIRST AMENDMENT
                                       TO
                             STOCKHOLDERS AGREEMENT


          This First Amendment to Stockholders Agreement (this "Amendment"), dated as of January 21, 2002, hereby amends that certain Stockholders' Agreement (the "Existing Agreement"), dated July 8, 1998, by and among Century Maintenance Supply, Inc., a Delaware corporation (the "Company"), FS Equity Partners IV, L.P., a Delaware limited partnership ("FSEP IV" or the "FS Stockholder"), William C. Johnson ("Johnson"), The Parthenon Group, Inc., a Delaware corporation ("Parthenon" and collectively with Johnson, the "Additional Stockholders"), Dennis C. Bearden ("Bearden") and Century Airconditioning Supply, Inc., a Texas corporation ("CAC", and collectively with Bearden, the "Existing Stockholders"). Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Existing Agreement.


                                R E C I T A L S
                                - - - - - - - -

          WHEREAS, the Company, FSEP IV, Johnson, Parthenon and the Existing Stockholders, are parties to the Existing Agreement.

          WHEREAS, Section 11 of the Existing Agreement permits the Existing Agreement to be amended solely by FSEP IV so long as such amendment does not prejudice the existing rights of the Existing Stockholders, Johnson or Parthenon.

          WHEREAS, FSEP IV, pursuant to Section 11 of the Existing Agreement, desires to add Joseph Semmer ("Semmer") as a party to the Existing Agreement on terms and conditions which do not prejudice the rights of the Existing Stockholders, Johnson or Parthenon.

          WHEREAS, Semmer, in connection with his acquisition of Company common stock and appointment as the Company's Chief Executive Officer, has agreed to become a party to the Existing Agreement.

          NOW, THEREFORE, Semmer hereby agrees to be bound by the terms and conditions of the Existing Agreement, as amended by this Amendment, and FSEP IV hereby consents and agrees to amend the Existing Agreement as follows:

          1.   Joseph Semmer.  The Existing Agreement is hereby amended by
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adding the following definition after the definition of "Securities Act" and before the definition of "Stockholders":

          "Semmer:  Joseph Semmer."
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          2.   Additional Stockholders.  The definition of "Additional
               -----------------------
Stockholders" in the Existing Agreement is hereby amended to read in its entirety as follows:

          "Johnson, Parthenon and Semmer."

          3.   Permitted Transferee.  The definition of "Permitted Transferee"
               --------------------
in the Existing Agreement is hereby amended by removing clause (iii) and substituting in its place a new clause (iii) as follows:

          "(iii) with respect to Bearden, Johnson and Semmer, a family trust, limited partnership, corporation or other entity established by Bearden, Johnson or Semmer, as applicable, all of the beneficiaries or owners of which are immediate family members of Bearden, Johnson or Semmer, as applicable, (provided, that in the case of any entity established by Bearden, Johnson or Semmer, as applicable, pursuant to this subparagraph (iii) other than such family trust, the owners thereof shall specifically agree that, notwithstanding anything contained in this Agreement to the contrary, such owners shall not further Transfer their ownership interests in such entity to any other Person), and"

          4.   Rights Upon Issuance of Additional Securities.  Section 2 of the
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Existing Agreement is hereby amended and restated to read as follows:

          "The Company hereby grants to each Initial Stockholder, Johnson and Semmer (Johnson and Semmer collectively with the Initial Stockholders, the "Notified Stockholders") the following rights with respect to any and all proposed issuances or sales of Additional Securities by the Company:"

          5.   Termination and Assignment.  Section 2.5 of the Existing
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Agreement is hereby amended by removing clause (iii) and substituting in its place a new clause (iii) as follows:

          "(iii) with respect to Johnson and Semmer, at such time that the FS Stockholder's rights under this Section 2.5 shall have terminated pursuant to subparagraph (ii) hereof."

          6.   Transfer Restrictions Binding Stockholders.  The final sentence
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of Section 5.1(a) of the Existing Agreement is hereby amended and restated to read as follows:

          "The Transfer of Securities from any Stockholder to a Permitted Transferee may be made without complying with
          Section 5.2; provided, that each of such transferees executes a written undertaking to be and becomes bound by this Agreement in the
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          same manner and to the same extent as such Stockholder and, in the case of Permitted Transferees of the Existing Stockholders, Johnson, Parthenon or Semmer, respectively,
          (i) executes an irrevocable power of attorney appointing Bearden, Johnson, Richard Crosier and Steven Smith, or Semmer, respectively (or an individual designated by such individuals, as applicable, if such individual is unable to act due to death or disability) as such transferee's attorney-in-fact with sole irrevocable power and authority to make all decisions on behalf of and take all actions required to be taken by such transferee in connection with this Agreement, including (without limitation) any required sale of Securities pursuant to Section 4 hereof, and (ii) if requested by the FS Stockholder, delivers an opinion of legal counsel reasonably satisfactory to the FS Stockholder that such undertaking is binding and enforceable."

          7.   Notices.  Section 13 of the Existing Agreement is hereby amended
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by adding the following immediately after the "Facsimile:  (617) 526-5000":

          "If to Semmer:

               Joseph Semmer
               ____________________
               ____________________
               ____________________
               Telecopy No.:        "
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          IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first set forth above.



                         FS EQUITY PARTNERS IV, L.P.
                         a Delaware limited partnership

                         By:  FS Capital Partners, LLC
                         Its: General Partner


                              By: /s/ J. Frederick Simmons
                                  ----------------------------------
                                    J. Frederick Simmons
                                    Managing Member



                         JOSEPH SEMMER


                         /s/ Joseph Semmer
                         -------------------------------------------